EXHIBIT 99.1
[GRAPHIC OMITTED]
                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
BRIGHAM
EXPLORATION COMPANY

BRIGHAM  EXPLORATION  PROVIDES  OPERATIONAL  UPDATE  FOR  THE THIRD QUARTER 2002

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     Austin,  TX - November 4, 2002 -- Brigham Exploration Company (NASDAQ:BEXP)
today  provided  an  operational  update  for  the  third  quarter  2002.

GULF  COAST  FRIO  TREND

     Providence  Field  -  Brigham  has  begun building location, and expects to
     -----------------
commence drilling later this week on the Matthes-Huebner #1, its fourth well in the field. The Matthes-Huebner #1 is an offset to the discovery well for the field, the Staubach #1, and is also expected to test an analogous seismic bright spot in the shallower sand interval that was found productive in the recently completed Huebner #1. Brigham operates and retains a 38% working interest in the Matthes-Huebner #1 and results are expected by year-end.

     As previously announced, Brigham retained a 34% working interest in the Carrizo Oil & Gas, Inc. (NASDAQ:CRZO) operated Huebner #1, which was successfully completed in the Lower Frio at a rate of approximately 6.1 MMcf of natural gas and 2,230 barrels of oil (19.5 MMcfe) per day, or 4.9 MMcfed net to Brigham's 25% revenue interest. Production to sales is expected to begin by November 15th.

     The Providence Field is currently producing approximately 14 MMcf of natural gas and 3,500 barrels of oil (35.0 MMcfe) per day from the Staubach #1 and Burkhart #1R wells. In addition to the Matthes-Huebner #1, Brigham expects to spud its fifth well in the Field by year-end.

     Frio  Exploration  Discovery  -  As  part  of  its ongoing Frio exploration
     ----------------------------
program, Brigham recently completed the Carr #1, a Frio bright spot exploration discovery in Brazoria County. Brigham operated and retained a 37% working interest in the Carr #1, which tested at an initial rate of approximately 1.7 MMcf of natural gas and 50 barrels of oil (2.0 MMcfe) per day, or approximately
0.6 MMcfed net to Brigham's 30% revenue interest. Brigham expects to begin producing the well to sales within the next ten days.

GULF  COAST  VICKSBURG  TREND

     Home Run & Triple Crown Fields  -  Brigham  operates  and  retained  a  34%
     ------------------------------
working interest in the Palmer #3ST, a successful sidetracking operation to complete several pay intervals that were not effectively produced in the previously drilled Palmer #3. The Palmer #3ST was commingled and began producing to sales in mid-October at an initial rate of approximately 5.0 MMcf of natural gas and 240 barrels of oil per day (6.4 MMcfed), or 1.9 MMcfed net to Brigham's 29% revenue interest. As previously announced, Brigham successfully completed the Palmer #5R, its seventh successful Home Run Field well. The Palmer #5R began producing to sales at a rate of approximately 9.0 MMcf of natural gas and 520 barrels of oil per day (12.1 MMcfed), or approximately 3.2 MMcfed net to Brigham's 26% revenue interest. Brigham plans to commence drilling an additional Home Run Field well by year-end.

     Adjacent "Floyd" Fault Block Test - The  D.J.  Sullivan  #8  recently began
     ---------------------------------
drilling potential Vicksburg pay intervals below the intermediate casing at a depth of approximately 10,800 feet. The well subsequently encountered encouraging drilling shows, and is currently drilling at a depth of approximately 11,350 feet with a targeted total depth of approximately 13,200 feet. The D.J. Sullivan #8 is a test of one of several fault blocks intermediate to the Home Run and Triple Crown Fields. Brigham retains a 34% working interest in this well, which could prove up significant reserve potential in both the Upper and Lower Vicksburg intervals. The D.J. Sullivan #8 should reach its total depth within a week, with potential test results expected later this month.


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                                                                    EXHIBIT 99.1
ANADARKO  BASIN  HUNTON  TREND

     Mills  Ranch  Field  Development Well - Brigham's first development well in
     -------------------------------------
its Mills Ranch Field is currently drilling at a depth of approximately 18,400 feet, and recently encountered encouraging drilling shows in the Granite Wash section. The company operates and retains a 63% working interest in the well, which should reach its projected total depth of 23,500 feet in the Hunton formation by year-end. If successful, at least one additional development well could be required to fully develop the field.

FIRST  NINE  MONTHS  2002  OPERATIONAL  STATISTICS

     Brigham spud 19 wells during the first nine months of 2002 in which it retained an average working interest of 33%. Fifteen of these wells have been completed, two are currently drilling, and one additional well commenced since the end of the third quarter. Brigham has achieved a gross completion rate of 88% and a net completion rate of 82% thus far in its 2002 drilling program. Production volumes averaged 28.9 MMcfe per day for the third quarter 2002, up 6% from 27.3 MMcfe per day in the second quarter 2002, despite no material production impact from the recent Huebner #1, Palmer #5R, Palmer #3ST and Carr #1 completions.

MANAGEMENT  COMMENTS

     Bud Brigham, the Company's Chairman, CEO and President, stated, "Our drilling program continues to generate strong results, over the last several years, we've completed 36 wells in 41 recent attempts in our five focus plays. Although the drilling activity at our Providence Field is slower than we would like, these wells are providing low finding costs with rapid payouts and remarkable rates of return. With two wells producing to sales, and hopefully three more on line by the first quarter, this field is just beginning to impact our production volumes and cash flow."

     Mr. Brigham further stated, "Given that our 2002 drilling program started slowly, but was recently accelerated, only approximately 30% of our estimated $20 million in 2002 drilling expenditures impacted our third quarter production volumes. Therefore, we've achieved sequential quarterly growth in production volumes thus far in 2002 with the majority of our program still in front of us. Our recent completions, the Palmer #5R, Palmer #3ST, Carr #1 and Huebner #1, will at least partially impact our fourth quarter, contributing to what should be another record year for production volumes and cash flow in 2002. Combining the wells currently completing with the wells we're currently drilling or will soon be drilling, including two additional Providence Field Frio wells, our Floyd fault block test in the Vicksburg, and our Mills Ranch Hunton development well, provides our shareholders with an even more exciting outlook for the first quarter of 2003."

ABOUT  BRIGHAM  EXPLORATION

     Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

FORWARD  LOOKING  STATEMENT  DISCLOSURE

     Except for the historical information contained herein, the matters discussed in this news release are forward looking statements that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company's filings with the Securities and Exchange Commission.

Contact:       John Turner, Manager of Finance and Investor Relations
               (512) 427-3300 / investor@bexp3d.com


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